Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Intellinetics, Inc. and Subsidiaries

Columbus, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-237721, 333-222765, 333-210484, and 333-264981) and on Form S-8 (No. 333-286002) of Intellinetics, Inc. of our report dated March 24, 2025 on the consolidated financial statements of Intellinetics, Inc. and Subsidiaries, which appear in this Annual Report on Form 10-K of Intellinetics, Inc.

/s/ GBQ Partners LLC

Columbus, Ohio

March 24, 2025